Exhibit 10.3.9

SIXTH AMENDMENT

TO THE
TELEFLEX 401(k) SAVINGS PLAN

Background Information

A.

Teleflex Incorporated (“Company”) maintains the Teleflex 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	Section 13.02 of the Plan authorizes the Benefits Policy Committee (“BPC”) and the Financial Benefit Plans Committee (“FBPC”) to amend the Plan in accordance with their charters and bylaws.
C.	The FBPC, in accordance with its delegated authority, desires to amend the definition of spouse in the Plan to be consistent with applicable Internal Revenue Service guidance.
D.

The BPC, in accordance with its delegated authority, has authorized the amendment of the Plan, effective as of July 1, 2013, to permit a participant to diversify the investment of his or her entire Plan account, including the portion of the participant’s account that is invested in the ESOP Stock Fund, before the participant is 100% vested in his or her entire Plan account.

Sixth Amendment to the 401(k) Plan

The Plan is hereby amended as follows:
1.	Effective September 16, 2013, Section 1.65 of the Plan, the definition of “Spouse,” is hereby amended in its entirety to read as follows:
“Section 1.65 Spouse. The lawful spouse of the Participant as determined under the law of the State or foreign jurisdiction where the Participant and spouse were married.”
2.	Effective July 1, 2013, the first sentence of Section 9.07 of the Plan, “Transfers Among Investments,” is hereby amended in its entirety to read as follows:

“Subject to the rules and requirements found in the prospectus of each Investment Fund and the procedures established by the Plan Administrator, a Participant may transfer amounts from an Investment Fund, in even multiples of one percent of the amount held in any such Investment Fund, to any other Investment Fund effective as of any Valuation Date.”

3.	Effective July 1, 2013, a new Section 9.10.D. is hereby added to the Plan to read as follows:
“D.

Effective July 1, 2013, a Participant is eligible to direct the Trustee, in accordance with the procedures established by the Committee, as to the investment of up to 100% of the value of the Participant’s Account, including the portion invested in the ESOP Stock Fund, even if a Participant is not 100% vested in his entire Account.”

4.	All other terms and provisions of the Plan shall remain unchanged.

TELEFLEX INCORPORATED

By:	/s/ Douglas R. Carl

Date:	December 13, 2013

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